Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5100 ir@mips.com

MIPS Technologies Reports Second Quarter Fiscal 2010
Financial Results

Continued Royalty Revenue and Earnings Growth

SUNNYVALE, Calif. – January 28, 2010 – MIPS Technologies, Inc. (Nasdaq: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, communications, networking and portable multimedia markets, today reported consolidated financial results for its second fiscal quarter 2010 ended December 31, 2009.  All financial results are reported in U.S. GAAP unless otherwise noted, and compare current results with historical results recast to reflect the disposition of MIPS Technologies’ Analog Business Group.

Summary Second Quarter Fiscal 2010 Highlights:

•	Revenue grew to $15.2 million
•	Licensee royalty units grew to 126 million units from 106 million units in Q1’10
•	GAAP net income from continuing operations was $3.3 million or $0.07 per share
•	Non-GAAP net income from continuing operations was $4.1 million or $0.09 per share
•	Cash and investment balances grew $4.5 million to $48 million at quarter end

Fiscal Second Quarter 2010 Details:

Revenue for the second quarter was $15.2 million, an increase of 1 percent over the prior quarter revenue of $15.0 million and a decrease of 25 percent from the $20.3 million reported in the second fiscal quarter a year ago.

Revenue from royalties was $11.4 million, an increase of $1.6 million or 17 percent from the prior quarter and a decrease of $1.2 million from the $12.6 million reported in the second quarter a year ago.  License revenue was $3.8 million, a decrease of 27 percent from the $5.2 million reported in the prior quarter and a decrease of 51 percent from the $7.8 million reported in the second quarter a year ago.

The Company’s fiscal Q2 GAAP net income from continuing operations was $3.3 million or $0.07 per share. This compares with a net income of $0.6 million or $0.01 per share from continuing operations in the prior quarter, and a net income of $0.1 million continuing operations in the second quarter a year ago.

Non-GAAP net income from continuing operations in the second quarter of fiscal 2010, which excludes certain costs detailed in the tables below, was $4.1 million or $0.09 per share, compared with a non-GAAP net income from continuing operations of $2.5 million or $0.06 per share in the prior quarter and $1.2 million or $0.03 per share in the second quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this release to the corresponding GAAP results.

“Royalty revenues and earnings per share improved as expected in the second quarter despite a challenging European and North American licensing environment,” said Maury Austin, MIPS Technologies chief financial officer. “With the CEO search now behind us, we are focused on growing our license revenue. We are well-positioned for growth as we look ahead, with an accomplished new CEO, innovative technology, and a management team that is very focused on winning.”

MIPS Technologies announced on January 25, 2010 that Sandeep Vij has joined the Company as president and CEO.

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q2 fiscal 2010 results, as well as forward looking guidance for Q3 fiscal 2010. The conference call number is 210-839-8502 and the replay number is 203-369-0632. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at: www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (Nasdaq: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	June 30, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,250	$44,507
Short term investments	15,745	—
Accounts receivable, net	1,923	2,461
Prepaid expenses and other current assets	1,093	1,566
Total current assets	51,011	48,534
Equipment, furniture and property, net	2,206	2,608
Goodwill	565	565
Other assets	9,799	11,699
Assets of discontinued operations	—	4,479
Total assets	$63,581	$67,885
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,552	$2,305
Accrued liabilities	8,410	8,568
Debt – short term	3,750	4,986
Deferred revenue	1,898	2,011
Total current liabilities	15,610	17,870
Long-term liabilities:
Debt – long term	5,938	7,813
Other long term liabilities	8,169	9,603
Total long term liabilities	14,107	17,416
Liabilities of discontinued operations	47	5,938
Stockholders’ equity	33,817	26,661
Total liabilities and stockholders’ equity	$63,581	$67,885

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenue:
Royalties	$11,394	$12,553	$21,144	$24,185
License and contract revenue	3,796	7,782	9,026	15,731
Total revenue	15,190	20,335	30,170	39,916
Costs and expenses:
Cost of sales	88	290	234	456
Research and development	5,842	5,040	11,598	10,646
Sales and marketing	3,552	2,473	6,951	5,349
General and administrative	3,582	3,068	6,711	8,265
Restructuring	—	13	—	270
Total costs and expenses	13,064	10,884	25,494	24,986
Operating income	2,126	9,451	4,676	14,930
Other income (expense), net	488	(1)	337	(461)
Income before income taxes	2,614	9,450	5,013	14,469
Provision (benefit) for income taxes	(663)	9,399	1,141	9,453
Income from continuing operations	3,277	51	3,872	5,016
Gain (loss) from discontinued operations, net of tax	—	4,926	—	(7,007)
Net income (loss)	$3,277	$4,977	$3,872	$(1,991)
Net income per share, basic - from continuing operations	$0.07	$0.00	$0.09	$0.11
Net income (loss) per share, basic - from discontinued operations	$0.00	$0.11	$0.00	$(0.15)
Net income (loss) per share, basic	$0.07	$0.11	$0.09	$(0.04)
Net income per share, diluted - from continuing operations	$0.07	$0.00	$0.08	$0.11
Net income (loss) per share, diluted - from discontinued operations	$0.00	$0.11	$0.00	$(0.15)
Net income (loss) per share, diluted	$0.07	$0.11	$0.08	$(0.04)
Common shares outstanding, basic	45,387	44,586	45,231	44,460
Common shares outstanding, diluted	46,209	44,588	46,013	44,770

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended December 31, 2009	Three Months Ended September 30, 2009	Three Months Ended December 31, 2008
	GAAP net income	$3,277	$595	$4,977
	Net income per basic share	$0.07	$0.01	$0.11
	Net income per diluted share	$0.07	$0.01	$0.11
(a)	Gain from discontinued operations, net of tax	—	—	(4,926)
(b)	Stock-based compensation expense	963	933	1,154
(c)	Severance adjustment	476	—	—
(d)	Restructuring	—	—	13
(e)	Gain on investment	(611)	—	—
(f)	Tax adjustment	—	—	(5)
(g)	Tax on change in legal structure	—	1,009	—
	Non-GAAP net income	$4,105	$2,537	$1,213
	Non-GAAP net income per basic share	$0.09	$0.06	$0.03
	Non-GAAP net income per diluted share	$0.09	$0.06	$0.03
	Common shares outstanding – basic	45,387	45,075	44,586
	Common shares outstanding – diluted	46,209	45,817	44,588

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, restructuring cost, severance adjustment, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense. For the second fiscal quarter of fiscal 2010 ending December 31, 2009, $963,000 of stock-based compensation was allocated as follows: $341,000 to research and development, $222,000 to sales and marketing and $400,000 to general and administrative.  For the first fiscal quarter of fiscal 2010 ending September 30, 2009, $933,000 of stock-based compensation was allocated as follows: $393,000 to research and development, $236,000 to sales and marketing and $304,000 to general and administrative.  For the second quarter of fiscal 2009 ending December 31, 2008, $1.2 million stock-based compensation expense was allocated as follows:  $463,000 to research and development, $240,000 to sales and marketing and $451,000 to general and administrative.

(c)	This adjustment reflects severance to the Company’s former CEO allocated to general and administrative.

(d)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(e)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income/expense.

(f)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

(g)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)

(unaudited)

		Six Months Ended December 31, 2009	Six Months Ended December 31, 2008
	GAAP net income (loss)	$3,872	$(1,991)
	Net income (loss) per basic share	$0.09	$(0.04)
	Net income (loss) per diluted share	$0.08	$(0.04)
(h)	Loss from discontinued operations, net of tax	—	7,007
(i)	Stock-based compensation expense	1,895	2,180
(j)	Severance adjustment	476	—
(k)	Restructuring	—	270
(l)	Gain on investment	(611)	—
(m)	Tax adjustment	—	(107)
(n)	Tax on change in legal structure	1,009	—
	Non-GAAP net income	$6,641	$7,359
	Non-GAAP net income per basic share	$0.15	$0.17
	Non-GAAP net income per diluted share	$0.14	$0.16
	Common shares outstanding – basic	45,231	44,460
	Common shares outstanding – diluted	46,013	44,770

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, stock-based compensation expense, restructuring cost, severance adjustment, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(h)	This adjustment reflects the loss, net of tax, of the Analog Business Group.

(i)
This adjustment reflects the stock-based compensation expense. For the six months ending December 31, 2009, $1.9 million of stock-based compensation was allocated as follows: $734,000 to research and development, $458,000 to sales and marketing and $703,000 to general and administrative.  For the six months ending December 31, 2008, $2.2 million of stock-based compensation was allocated as follows: $665,000 to research and development, $538,000 to sales and marketing and $977,000 to general and administrative.

(j)	This adjustment reflects severance to the Company’s former CEO allocated to general and administrative.

(k)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(l)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income/expense.

(m)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

(n)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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